UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 11, 2011

MERRIMAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Director

Effective as of August 11, 2011, Alex W. Seiler and the Board of Directors mutually agreed that continuing in his position on the Board of Merriman Holdings, Inc. (the “Company”) was no longer in the best interests of the Company and its Shareholders and that he would transition out of that position. Mr. Seiler did not sit on any Board committees.

(b) Resignation of Officer

Effective as of August 11, 2011, Alex W. Seiler and the Board of Directors mutually agreed that continuing in his position as Chief Executive Officer of the Company’s subsidiary, Merriman Capital, Inc. was no longer in the best interests of the Company and its Shareholders and that he would transition out of that position.

(c) Appointment of Officers

On August 15, 2011, D. Jonathan Merriman, 51, was appointed Chief Executive Officer of the Company’s subsidiary, Merriman Capital, Inc.

Merriman is a founder and the co-chair of the Company’s board and has served as its CEO since September, 2010. Merriman has more than 25 years of experience in the investment banking and brokerage business. Prior to forming Merriman in 2001, he was managing director and head of the Wells Securities (WFS) equity group (formerly First Security Van Kasper), and served on that firm’s board of directors. Merriman served as chairman and CEO of Ratexchange Corporation, a publicly traded company, which he restructured into Merriman Holdings, Inc. Prior to WFS, Merriman served as managing director and head of capital markets at The Seidler Companies in Los Angeles, where he also served on the firm’s board of directors. He currently serves on the board of ARC Medical, a Chinese medical device company. Merriman holds a B.A. from Dartmouth College.

The details of Mr. Merriman’s compensation as Chief Executive Officer are currently under discussion.

Mr. Merriman participated in the Company’s previously announced secured promissory notes financing, the terms of which are disclosed in the Company’s Current Report on Form 8-K dated April 7, 2011 (filed with the SEC on April 13, 2011) and are incorporated herein by reference (the “Financing”). Mr. Merriman invested $200,000 in the Financing and received 17,200 related warrants, which are not exercisable unless first approved by the Company’s Shareholders.

On August 15, 2011 Jack Thrift, 45, was appointed Chief Operating Officer of the Company’s subsidiary, Merriman Capital, Inc.

Mr. Thrift is currently the Chief Financial Officer of the Company and the Company’s subsidiary, Merriman Capital, Inc. and has held those positions since January 2011. Mr. Thrift has more than 20 years of experience in finance, accounting and operations. He served as managing director of operations and partner of SEC registered investment advisor, White Oak Global Advisors, LLC from July 2008 through October 2010. Prior to that, he served as partner and CFO of Pacific Growth Equities LLC, where he was in charge of accounting, financial analysis and financial operations; he also served as COO of Pacific Growth Equity Management LLC, where he oversaw fund administration from February 2005 to June 2008. Mr. Thrift has a B.S. in Accountancy from University of Southern California and is a CPA (inactive) in the State of California.

The details of Thrift’s compensation as Chief Operating Officer are currently under discussion.

Mr. Thrift participated in the Company’s previously announced secured promissory notes financing, the terms of which are disclosed in the Company’s Current Report on Form 8-K dated April 7, 2011 (filed with the SEC on April 13, 2011) and are incorporated herein by reference (the “Financing”). Mr. Thrift invested $100,000 in the Financing and received 8,600 related warrants, which are not exercisable unless first approved by the Company’s Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN HOLDINGS, INC.

Date: August 17, 2011	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer